Exhibit 99.(e).(10).(b)

Docusign Envelope ID: B1FE393A-DE40-4C1B-A2A0-7F61166881ED

SECOND AMENDMENT
TO ADMINISTRATIVE SERVICE AGREEMENT

This Second Amendment is entered into as of November 15, 2024, by and between Nationwide Financial Services, Inc. (“NFS”) and VP Distributors, LLC (the “Company”).

WHEREAS, NFS and the Company have entered into an Administrative Service Agreement effective October 1, 2018 (the “Agreement”) which, as of the date hereof, remains in full force and effect;

WHEREAS, on March 1, 2017, the insurance subsidiary of NFS, Nationwide Life Insurance Company, acquired Jefferson National Financial Corp. and certain subsidiaries, including Jefferson National Life Insurance Company (“JNL”), Jefferson National Life Insurance Company of New York (“JNLNY”) and Jefferson National Securities Corporation (“JNSC”), (collectively, “Jefferson National”);

WHEREAS, JNSC merged with NFS’s broker-dealer subsidiary, Nationwide Investment Services Corporation (“NISC”), on or about January 1, 2023;

WHEREAS, JNL and the Company entered into a Marketing and Administrative Services Agreement dated November 2011; and JNLNY and the Company entered into a Marketing and Administrative Services Agreement dated January 1, 2015;

WHEREAS, it is intended that Jefferson National will terminate their existing contractual relationships and be subject to the terms of this Agreement effective November 15, 2024;

NOW, THEREFORE, the parties agree as follows:

1.	The first Whereas clause of the Agreement shall hereby be deleted and replaced with the following:

“WHEREAS, NFS or its designee provides certain administrative services to the owners of certain variable annuity contracts and/or variable life insurance policies (collectively, the “Variable Products”) issued by its subsidiary life insurance companies listed on Exhibit C (collectively, “Nationwide”) through certain Nationwide Variable Accounts in connection with their allocations to certain funds distributed by the Company (the “Funds”).”

2.	JNL and JNLNY are covered by the terms of the Agreement effective November 15, 2024.

3.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.

4.	Exhibit C attached hereto shall hereby become a part of the Agreement.
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Docusign Envelope ID: B1FE393A-DE40-4C1B-A2A0-7F61166881ED

5.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

6.	This Amendment may be executed in two or more counterparts, which may be executed and/or exchanged electronically, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers as of the date first set forth above.

NATIONWIDE FINANCIAL SERVICES, INC.

/s/ Leland W. Cummings
By:	Leland W. Cummings
Title:	VP, Head of Fund Operations

VP DISTRIBUTORS, LLC

/s/ Heidi Griswold
By:	Heidi Griswold
Title:	Vice President, Mutual Fund Services
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Docusign Envelope ID: B1FE393A-DE40-4C1B-A2A0-7F61166881ED

EXHIBIT A

Portfolio	Fee
Virtus Duff & Phelps Real Estate Securities Series, Class A	50 bps
Virtus Duff & Phelps Real Estate Securities Series, Class I	25 bps
Virtus KAR Capital Growth Series, Class A	25 bps
Virtus KAR Capital Growth Series, Class I	N/A
Virtus KAR Equity Income Series, Class A	25 bps
Virtus KAR Equity Income Series, Class I	N/A
Virtus KAR Small-Cap Growth Series, Class A	25 bps
Virtus KAR Small-Cap Growth Series, Class I	N/A
Virtus KAR Small-Cap Value Series, Class A	25 bps
Virtus KAR Small-Cap Value Series, Class I	N/A
Virtus Newfleet Multi-Sector Intermediate Bond Series, Class A	25 bps*
Virtus Newfleet Multi-Sector Intermediate Bond Series, Class I	N/A
Virtus SGA International Growth Series, Class A	25 bps*
Virtus SGA International Growth Series, Class I	N/A
Virtus Tactical Allocation Series, Class A	25 bps
Virtus Tactical Allocation Series, Class I	N/A
The Merger Fund VL, Class I	40 bps

*35 bps for Jefferson National Life Insurance Company and Jefferson National Life Insurance Company of New York.

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Docusign Envelope ID: B1FE393A-DE40-4C1B-A2A0-7F61166881ED

EXHIBIT C

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance Company
Jefferson National Life Insurance Company
Jefferson National Life Insurance Company of New York

Other Subsidiaries

Nationwide Investment Services Corporation

Any other existing or future direct or indirect subsidiaries of Nationwide Financial Services, Inc. issuing Variable Accounts, or performing duties or obligations hereunder on behalf of Nationwide, provided that such subsidiary is duly formed, validly existing and has all necessary licenses.

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